BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	December 17, 2021
Pay Date	December 31, 2021

Distribution Amount per share	$ 0.040000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.015017	38%	$0.290645	61%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.024983	62%	$0.189355	39%

Total (per common share)	$0.040000	100%	$0.480000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				7.35%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				4.97%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				19.85%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				4.55%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	January 14, 2022
Pay Date	January 31, 2022

Distribution Amount per share	$ 0.040000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.012797	32%	$0.012797	32%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.027203	68%	$0.027203	68%

Total (per common share)	$0.040000	100%	$0.040000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2021				8.05%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2021				4.70%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2021				27.20%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2021				0.39%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	February 15, 2022
Pay Date	February 28, 2022

Distribution Amount per share	$ 0.040000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.000214	1%	$0.013011	16%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.039786	99%	$0.066989	84%

Total (per common share)	$0.040000	100%	$0.080000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2022				7.91%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2022				4.52%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2022				4.43%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2022				0.38%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052